MONARCH FUNDS
                            ADMINISTRATION AGREEMENT

         AGREEMENT as amended and restated the 30th day of September, 2004, by and between Monarch Funds, a Massachusetts business trust, with its principal office and place of business at Two Portland Square, Portland, Maine 04101 (the "Trust"), and Forum Administrative Services, LLC, a Delaware limited liability company with its principal office and place of business at Two Portland Square, Portland, Maine 04101 ("Forum").

         WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company and may issue its shares of beneficial interest, no par value (the "Shares"), in separate series and classes; and

         WHEREAS, the Trust offers shares in various series as listed in Appendix A hereto (each such series, together with all other series subsequently established by the Trust and made subject to this Agreement in accordance with
Section 6, being herein referred to as a "Fund," and collectively as the "Funds") and the Trust may in the future offer shares of various classes of each Fund as listed in Appendix A hereto (each such class together with all other classes subsequently established by the Trust in a Fund being herein referred to as a "Class," and collectively as the "Classes"); and

         WHEREAS, the Trust desires that Forum perform certain administrative services for each Fund and Class thereof and Forum is willing to provide those services on the terms and conditions set forth in this Agreement;

         NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the Trust and Forum hereby agree to amend and restate this Agreement as follows:

         SECTION 1.  APPOINTMENT; DELIVERY OF DOCUMENTS

         (a) The Trust hereby appoints Forum, and Forum hereby agrees, to act as administrator of the Trust for the period and on the terms set forth in this Agreement.

         (b) In connection therewith, the Trust has delivered to Forum copies of
(i) the Trust's Trust Instrument and Bylaws (collectively, as amended from time to time, "Organic Documents"), (ii) the Trust's Registration Statement and all amendments thereto filed with the U.S. Securities and Exchange Commission ("SEC") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the 1940 Act (the "Registration Statement"), (iii) the Trust's current Prospectus and Statement of Additional Information of each Fund (collectively, as currently in effect and as amended or supplemented, the "Prospectus"), (iv) each current plan of distribution or similar document adopted by the Trust under Rule 12b-1 under the 1940 Act ("Plan") and each current shareholder service plan or similar document adopted by the Trust ("Service Plan"), and (iv) all procedures adopted by the Trust with respect to the Funds (i.e., repurchase agreement procedures), and shall promptly furnish Forum with all amendments of or

                                      -A1-
supplements to the foregoing. The Trust shall deliver to Forum a certified copy of the resolution of the Board of Trustees of the Trust (the "Board") appointing Forum and authorizing the execution and delivery of this Agreement.

         SECTION 2.  DUTIES OF FORUM AND THE TRUST

         (a) Subject to the direction and control of the Board, Forum shall manage all aspects of the Trust's operations with respect to the Funds except those that are the responsibility of the investment adviser to a Fund or the Funds (the "Adviser") or any other service provider hired by the Trust, all in such manner and to such extent as may be authorized by the Board.

         (b) With respect to the Trust or each Fund, as applicable, Forum shall:

         (i) at the Trust's expense, provide the Trust with, or arrange for the provision of, the services of persons competent to perform such legal, administrative and clerical functions not otherwise described in this
         Section 2(b) as are necessary to provide effective operation of the Trust;

         (ii) oversee (A) the preparation and maintenance by the Adviser and the Trust's custodian, transfer agent, dividend disbursing agent and fund accountant in such form, for such periods and in such locations as may be required by applicable United States law, of all documents and records relating to the operation of the Trust required to be prepared or maintained by the Trust or its agents pursuant to applicable law;
         (B) the reconciliation of account information and balances among the Adviser and the Trust's custodian, transfer agent, dividend disbursing agent and fund accountant; (C) the transmission of purchase and redemption orders for Shares; (D) the notification to the Adviser of available funds for investment; and (E) the performance of fund accounting, including the calculation of the net asset value of the Shares;

         (iii) oversee the performance of administrative and professional services rendered to the Trust by others, including its custodian, transfer agent and dividend disbursing agent as well as legal, auditing, shareholder servicing and other services performed for the Funds;

         (iv) with the oversight of the Fund's counsel:

                    (A) Based on information from the Fund's investment adviser, transfer agent, fund accountant, custodian, and distributor, prepare for filing the following documents required to be filed by the Fund with the SEC ("SEC Filings") in either written or, if required or permitted, electronic format (e.g., pursuant to EDGAR): (1) periodic and other requested updates to the Registration Statement on Form N-1A or N-2,
                    (2) prospectuses for the Fund, (3) Forms N-CSR and N-SAR and any required financial data schedules, (4) Forms N-PX, (5) Forms 24F, (6) joint insurance policy filings and (7) if requested and


                                      -A2-
                    pursuant to mutually acceptable terms, proxy and information statements and related communications to shareholders;

                    (B) Cause to be filed with the SEC all SEC Filings; provided that items (iii)(A)(1), (2) and (7) shall have been approved by the Fund and/or Fund counsel;

                    (C) Oversee the printing of SEC Filings that are intended to be distributed to shareholders;

                    (D) Assist Fund counsel in preparing SEC exemptive order requests and No-Action Letter requests.

         (v) oversee the preparation and filing of the Trust's tax returns;

         (vi) oversee the preparation of financial statements and related reports to the Trust's shareholders, the SEC and state and other securities administrators;

         (vii) provide the Trust with adequate general office space and facilities and provide persons suitable to the Board to serve as officers of the Trust;

         (viii) assist the Advisers in monitoring Fund holdings for compliance with Prospectus investment restrictions and assist in preparation of periodic compliance reports;

         (ix) prepare, with the oversight of Trust counsel, and file and maintain the Trust's Organic Documents and minutes of meetings of Trustees, Board committees and shareholders;

         (x) with the oversight of the Trust's counsel and with the cooperation of the Advisers, the officers of the Trust and other relevant parties, prepare and disseminate materials for meetings of the Board;

         (xi) maintain the Trust's existence and good standing under applicable state law;

         (xii) monitor sales of Shares, ensure that the Shares are properly and duly registered with the SEC and register, or prepare applicable filings with respect to, the Shares with the various state and other securities commissions;

         (xiii) oversee the calculation of performance data for dissemination to information services covering the investment company industry, for sales literature of the Trust and other appropriate purposes;

         (xiv) oversee the determination of the amount of and supervise the declaration of dividends and other distributions to shareholders as necessary to, among other things, maintain the qualification of each Fund as a regulated investment company under the

                                      -A3-

         Internal  Revenue Code of 1986, as amended (the  "Code"),  and prepare
         and  distribute  to  appropriate   parties   notices   announcing  the
         declaration of dividends and other distributions to shareholders;

         (xv) advise the Trust and the Board on matters concerning the Trust and its affairs;

         (xvi) calculate, review and account for Fund expenses and report on Fund expenses on a periodic basis;

         (xvii) authorize the payment of Trust expenses and pay, from Trust assets, all bills of the Trust;

         (xviii) prepare Fund budgets,  pro-forma financial statements,  expense
         and  profit/loss  projections  and  fee  waiver/expense   reimbursement
         projections on a periodic basis;

         (xix) prepare financial statement expense information;

         (xx) assist the Trust in the selection of other service providers, such as independent accountants, law firms and proxy solicitors; and

         (xx) perform such other recordkeeping, reporting and other tasks as may be specified from time to time in the procedures adopted by the Board; provided, that Forum need not begin performing any such task except upon 65 days' notice and pursuant to mutually acceptable compensation agreements.

         (c) Forum shall provide such other services and assistance relating to the affairs of the Trust as the Trust or an Adviser may, from time to time, reasonably request pursuant to mutually acceptable compensation agreements.

         (d) Forum shall maintain records relating to its services, such as journals, ledger accounts and other records, as are required to be maintained under the 1940 Act and Rule 31a-1 thereunder. The books and records pertaining to the Trust that are in possession of Forum shall be the property of the Trust. The Trust, or the Trust's authorized representatives, shall have access to such books and records at all times during Forum's normal business hours. Upon the reasonable request of the Trust, copies of any such books and records shall be provided promptly by Forum to the Trust or the Trust's authorized representatives. In the event the Trust designates a successor that assumes any of Forum's obligations hereunder, Forum shall, at the expense and direction of the Trust, transfer to such successor all relevant books, records and other data established or maintained by Forum under this Agreement.

          (e) Nothing contained herein shall be construed to require Forum to perform any service that could cause Forum to be deemed an investment adviser for purposes of the 1940 Act or the Investment Advisers Act of 1940, as amended, or that could cause a Fund to act in contravention of the Fund's Prospectus or any provision of the 1940 Act. Except as otherwise specifically provided herein, the Trust assumes all responsibility for ensuring that the Trust


                                      -A4-
     complies with all applicable requirements of the Securities Act, the 1940 Act and any laws, rules and regulations of governmental authorities with jurisdiction over the Trust. All references to any law in this Agreement shall be deemed to include reference to the applicable rules and regulations promulgated under authority of the law and all official interpretations of such law or rules or regulations.

          (f) In order  for  Forum to  perform  the  services  required  by this
     Section 2, the Trust (i) shall cause all service providers to the Trust to furnish any and all information to Forum, and assist Forum as may be required and (ii) shall ensure that Forum has access to all records and documents maintained by the Trust or any service provider to the Trust.

         SECTION 3.  STANDARD OF CARE AND RELIANCE

          (a) Forum shall be under no duty to take any action except as specifically set forth herein or as may be specifically agreed to by Forum in writing. Forum shall use its best judgment and efforts in rendering the services described in this Agreement. Forum shall not be liable to the Trust or any of the Trust's shareholders for any action or inaction of Forum relating to any event whatsoever in the absence of bad faith, willful misfeasance or gross negligence in the performance of Forum's duties or obligations under this Agreement or by reason of Forum's reckless disregard of its duties and obligations under this Agreement.

          (b) The Trust agrees to indemnify and hold harmless Forum, its employees, agents, directors, officers and managers and any person who controls Forum within the meaning of section 15 of the Securities Act or section 20 of the Securities Exchange Act of 1934, as amended, ("Forum Indemnitees") against and from any and all claims, demands, actions, suits, judgments, liabilities, losses, damages, costs, charges, reasonable counsel fees and other expenses of every nature and character arising out of or in any way related to Forum's actions taken or failures to act with respect to a Fund that are consistent with the standard of care set forth in Section 3(a) or based, if applicable, on good faith reliance upon an item described in Section 3(d)(a "Claim"). The Trust shall not be required to indemnify any Forum Indemnitee if, prior to confessing any Claim against the Forum Indemnitee, Forum or the Forum Indemnitee does not give the Trust written notice of and reasonable opportunity to defend against the claim in its own name or in the name of the Forum Indemnitee.

          (c) Forum agrees to indemnify and hold harmless the Trust, its employees, agents, trustees and officers against and from any and all claims, demands, actions, suits, judgments, liabilities, losses, damages, costs, charges, reasonable counsel fees and other expenses of every nature and character arising out of Forum's actions taken or failures to act with respect to a Fund that are not consistent with the standard of care set forth in Section 3(a). Forum shall not be required to indemnify the Trust if, prior to confessing any Claim against the Trust, the Trust does not give Forum written notice of and reasonable opportunity to defend against the claim in its own name or in the name of the Trust.

          (d) A Forum Indemnitee shall not be liable for any action taken or failure to act in good faith reliance upon:


                                      -A5-

         (i) the advice of the Trust or of counsel, who may be counsel to the Trust or counsel to Forum, and upon statements of accountants, brokers and other persons reasonably believed in good faith by Forum to be expert in the matters upon which they are consulted;

         (ii) any oral instruction which it receives and which it reasonably believes in good faith was transmitted by the person or persons authorized by the Board to give such oral instruction. Forum shall have no duty or obligation to make any inquiry or effort of certification of such oral instruction;

         (iii) any written instruction or certified copy of any resolution of the Board, and Forum may rely upon the genuineness of any such document or copy thereof reasonably believed in good faith by Forum to have been validly executed; or

         (iv) any signature, instruction, request, letter of transmittal, certificate, opinion of counsel, statement, instrument, report, notice, consent, order, or other document reasonably believed in good faith by Forum to be genuine and to have been signed or presented by the Trust or other proper party or parties;

and no Forum Indemnitee shall be under any duty or obligation to inquire into the validity or invalidity or authority or lack thereof of any statement, oral or written instruction, resolution, signature, request, letter of transmittal, certificate, opinion of counsel, instrument, report, notice, consent, order, or any other document or instrument which Forum reasonably believes in good faith to be genuine.

         (e) Forum shall not be liable for the errors of other service providers to the Trust, including the errors of pricing services (other than to pursue all reasonable claims against the pricing service based on the pricing services' standard contracts entered into by Forum) and errors in information provided by an investment adviser (including prices and pricing formulas and the untimely transmission of trade information), custodian or transfer agent to the Trust.

         SECTION 4.  COMPENSATION AND EXPENSES

         (a) In consideration of the administrative services provided by Forum pursuant to this Agreement, the Trust shall pay Forum, with respect to each Portfolio, the fees set forth in Appendix A hereto. These fees shall be accrued by the Trust daily and shall be payable monthly in arrears on the first day of each calendar month for services performed under this Agreement during the prior calendar month. Reimbursement shall be payable monthly in arrears on the first day of each calendar month for services performed under this Agreement during the prior calendar month.


                                      -A6-

         If fees begin to accrue in the middle of a month or if this Agreement terminates before the end of any month, all fees for the period from that date to the end of that month or from the beginning of that month to the date of termination, as the case may be, shall be prorated according to the proportion that the period bears to the full month in which the effectiveness or termination occurs. Upon the termination of this Agreement with respect to a Fund, the Trust shall pay to Forum such compensation as shall be payable prior to the effective date of termination.

         (b) Notwithstanding anything in this Agreement to the contrary, Forum and its affiliated persons may receive compensation or reimbursement from the Trust with respect to (i) the provision of services on behalf of the Funds in accordance with any Plan or Service Plan, (ii) the provision of shareholder support or other services, (iii) service as a trustee or officer of the Trust and (iv) services to the Trust, which may include the types of services described in this Agreement, with respect to the creation of any Fund and the start-up of the Fund's operations.

         (c) In connection with the services provided by Forum pursuant to this Agreement, the Trust, on behalf of each Fund, agrees to reimburse Forum for the expenses set forth in Appendix A hereto. In addition, the Trust, on behalf of the applicable Fund, shall reimburse Forum for all expenses and employee time (at 150% of salary) attributable to any review of the Trust's accounts and records by the Trust's independent accountants or any regulatory body outside of routine and normal periodic reviews.

         (d) The Trust shall be responsible for and assumes the obligation for payment of all of its expenses, including: (a) the fee payable under this Agreement; (b) the fees payable to each Adviser under an agreement between the Adviser and the Trust; (c) expenses of issue, repurchase and redemption of Shares; (d) interest charges, taxes and brokerage fees and commissions; (e) premiums of insurance for the Trust, its trustees and officers and fidelity bond premiums; (f) fees, interest charges and expenses of third parties, including the Trust's independent accountant, custodian, transfer agent, dividend disbursing agent and fund accountant; (g) fees of pricing, interest, dividend, credit and other reporting services; (h) costs of membership in trade associations; (i) communications expenses; (j) funds transmission expenses; (k) auditing, legal and compliance expenses; (l) costs of forming the Trust and maintaining its existence; (m) costs of preparing, typesetting, filing and printing the Trust's Prospectuses, subscription application forms and shareholder reports and other communications and delivering them to existing shareholders, whether of record or beneficial; (n) expenses of meetings of shareholders and proxy solicitations therefore; (o) costs of maintaining books of original entry for portfolio and fund accounting and other required books and accounts, of calculating the net asset value of Shares and of preparing tax returns; (p) costs of reproduction, stationery, supplies and postage and delivery; (q) record storage, imaging, microfilm and microfiche, (r) fees and expenses of the Trust's trustees; (s) compensation of the Trust's officers and employees and costs of other personnel (who may be employees of the Adviser, Forum or their respective affiliated persons) performing services for the Trust;
(t) costs of Board, Board committee,  shareholder and other corporate  meetings;
(u) SEC registration fees and related expenses; (v) state, territory or foreign securities laws registration fees and related expenses; (w) all fees and expenses paid by the Trust


                                      -A7-
in accordance with any Plan or Service Plan or agreement related to similar manners; and (x) travel requested by the Trust.

         SECTION 5.  EFFECTIVENESS, DURATION, TERMINATION AND ASSIGNMENT

          (a) This Agreement shall become effective as between Forum and the Trust on the date first above written, and shall become effective with respect to a Fund or a Class on the date that the Trust's Registration Statement with respect to such Fund or Class becomes effective. Upon effectiveness of this Agreement, it shall supersede all previous agreements between the parties hereto covering the subject matter hereof insofar as such Agreement may have been deemed to relate to the Trust or the Funds.

          (b) This Agreement shall continue in effect until terminated, either in its entirety or with respect to a Fund, as applicable; PROVIDED, HOWEVER, that its continuance shall be specifically approved or ratified with such frequency and in the manner required by applicable law.

          (c) This Agreement may be terminated at any time, in its entirety or with respect to a Fund, without the payment of any penalty:

         (i) with or without cause, by either party on at least ninety [90] days' written notice to the other party.

         (ii) for cause, by the non breaching party on at least thirty (30) days' written notice thereof to the other party, if the other party has materially breached any of its obligations hereunder including, with respect to Forum, the failure by Forum to act consistently with the standard of care set forth in Section 3(a); PROVIDED, HOWEVER, that (A) the termination notice shall describe the breach, and (B) no such termination shall be effective if, with respect to any breach that is capable of being cured prior to the date set forth in the termination notice, the breaching party has cured such breach to the reasonable satisfaction of the non-breaching party.

          (d) Should the Trust exercise its right to terminate this Agreement, the Trust shall reimburse Forum for Forum's costs associated with the copying and movement of records and material to any successor person and providing assistance to any successor person in the establishment of the accounts and records necessary to carry out the successor's responsibilities ("termination costs"); PROVIDED, HOWEVER, that, notwithstanding anything herein to the contrary, the Trust shall have no obligation to reimburse Forum for such expenses and employee time if the Trust has terminated this Agreement pursuant to clause (ii) of subsection
     (c) above. Forum and the Trust agree that to cover termination costs, Forum shall receive an amount equal to the average monthly fees and expenses paid to Forum under this Agreement for the six full months preceding such termination.

          (e) The provisions of Sections 3, 4, 5, 7 and 14 shall survive any termination of this Agreement.


                                      -A8-

         (f) Except as otherwise provided in this Agreement, neither this Agreement nor any rights or obligations under this Agreement may be assigned by any party without the written consent of the other party. This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns. Forum may, without further consent on the part of the Trust, (i) assign this agreement to any affiliate of Forum or (ii) subcontract for the performance hereof with any entity, including an affiliate of Forum; PROVIDED HOWEVER, that Forum shall be as fully responsible to the Trust for the acts and omissions of any subcontractor as Forum is for its own acts and omissions.

         SECTION 6.  ADDITIONAL FUNDS AND CLASSES

         In the event that the Trust establishes one or more series of Shares or one or more classes of Shares after the effectiveness of this Agreement, such series of Shares or classes of Shares, as the case may be, shall become Funds and Classes under this Agreement. Forum or the Trust may elect not to make any such series or classes subject to this Agreement.

         SECTION 7. CONFIDENTIALITY. Forum agrees to treat all records and other information related to the Trust as proprietary information of the Trust and, on behalf of itself and its employees, to keep confidential all such information, except that Forum may

         (a) prepare or assist in the preparation of periodic reports to shareholders and regulatory bodies such as the SEC;

         (b) provide information typically supplied in the investment company industry to companies that track or report price, performance or other information regarding investment companies; and

         SECTION 8.  FORCE MAJEURE

         Forum shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control including, without limitation, acts of civil or military authority, national emergencies, labor difficulties, fire, mechanical breakdowns, flood or catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply. In addition, to the extent Forum's obligations hereunder are to oversee or monitor the activities of third parties, Forum shall not be liable for any failure or delay in the performance of Forum's duties caused, directly or indirectly, by the failure or delay of such third parties in performing their respective duties or cooperating reasonably and in a timely manner with Forum.

         SECTION 9.  ACTIVITIES OF FORUM

         (a) Except to the extent necessary to perform Forum's obligations under this Agreement, nothing herein shall be deemed to limit or restrict Forum's right, or the right of any of Forum's managers, officers or employees who also may be a trustee, officer or employee of

                                      -A9-
the Trust, or persons who are otherwise affiliated persons of the Trust to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, trust, firm, individual or association.

         (b) Forum may subcontract any or all of its responsibilities pursuant to this Agreement to one or more corporations, trusts, firms, individuals or associations, which may be affiliated persons of Forum, who agree to comply with the terms of this Agreement; provided, that any such subcontracting shall not relieve Forum of its responsibilities hereunder. Forum may pay those persons for their services, but no such payment will increase Forum's compensation from the Trust.

         SECTION 10.  COOPERATION WITH INDEPENDENT ACCOUNTANTS

         Forum shall cooperate, if applicable, with each Fund's independent public accountants and shall take reasonable action to make all necessary information available to the accountants for the performance of the accountants' duties.

         SECTION 11.  SERVICE DAYS

         Nothing contained in this Agreement is intended to or shall require Forum, in any capacity under this Agreement, to perform any functions or duties on any day other than a business day of the Trust or of a Fund. Functions or duties normally scheduled to be performed on any day which is not a business day of the Trust or of a Fund shall be performed on, and as of, the next business day, unless otherwise required by law.

         SECTION 12.  LIMITATION OF SHAREHOLDER AND TRUSTEE LIABILITY

         The trustees of the Trust and the shareholders of each Fund shall not be liable for any obligations of the Trust or of the Funds under this Agreement, and Forum agrees that, in asserting any rights or claims under this Agreement, it shall look only to the assets and property of the Trust or the Fund to which Forum's rights or claims relate in settlement of such rights or claims, and not to the trustees of the Trust or the shareholders of the Funds.

         SECTION 13.  COMPLIANCE SERVICES

         Forum agrees to pay for the benefit of the Trust all scheduled fees and expenses authorized under Section 5 of the Compliance Services Agreement dated October 1, 2004 by and between the Trust and Forum Fund Services, LLC ("FFS") (the "CSA") with respect to compliance services as set forth in Appendix A to the CSA; PROVIDED, HOWEVER, that (i) Forum shall not be responsible for any fees or expenses pursuant to any amendments to the CSA except upon written agreement of Forum; (ii) Forum shall not be responsible for any obligation by the Trust to pay any costs or expenses arising out of the Trust's obligation to indemnify FFS or any alleged or actual breach by the Trust of the CSA; and (iii) Forum may terminate its obligation to make such payments upon sixty (60) days' written notice to the Trust and FFS.

                                     -A10-

         SECTION 14.  MISCELLANEOUS

         (a) Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement.

         (b) Except for Appendix A to add new Funds and Classes in accordance with Section 6, no provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties hereto.

         (c) This Agreement shall be governed by, and the provisions of this Agreement shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

         (d) This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof, whether oral or written.

         (e) This Agreement may be executed by the parties hereto on any number of counterparts, and all of the counterparts taken together shall be deemed to constitute one and the same instrument.

         (f) If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

         (g) Section headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

         (h) Notices, requests, instructions and communications received by the parties at their respective principal places of business, or at such other address as a party may have designated in writing, shall be deemed to have been properly given.

         (i) Notwithstanding any other provision of this Agreement, the parties agree that the assets and liabilities of each Fund of the Trust are separate and distinct from the assets and liabilities of each other Fund and that no Fund shall be liable or shall be charged for any debt, obligation or liability of any other Fund, whether arising under this Agreement or otherwise.

         (j) No affiliated person, employee, agent, director, officer or manager of Forum shall be liable at law or in equity for Forum's obligations under this Agreement.

         (k) Each of the undersigned warrants and represents that they have full power and authority to sign this Agreement on behalf of the party indicated and that their signature will bind the party indicated to the terms hereof and each party hereto warrants and represents that this Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of


                                     -A11-
the party, enforceable against the party in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

         (l) Notwithstanding any provision of this Agreement to the contrary, Forum shall not be obligated to cause legal services to be provided to any Company or any Fund, including through the use of attorneys that are employees of Forum.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

                                  MONARCH FUNDS


                                  By:    /S/ DAVID I. GOLDSTEIN
                                         ______________________
                                         David I. Goldstein
                                         President


                                  FORUM ADMINISTRATIVE SERVICES, LLC


                                  By:   /S/ CHARLES F. JOHNSON
                                        _______________________
                                        Charles F. Johnson
                                        Director




                                     -A12-